Exhibit 10.3

FORM OF MYLAN N.V.
2003 LONG-TERM INCENTIVE PLAN
NOTICE OF AWARD OF RESTRICTED STOCK UNITS
- PERFORMANCE-BASED GRANT -
Notice is hereby given that, by action of the Compensation Committee of the Board of Directors of Mylan N.V. (the “Company”), [___] (the “Participant”) has been granted, effective as of the [___] day of [____] (the “Grant Date”), an award of restricted stock units (the “Award”) payable in ordinary shares (the “Shares”) of the Company pursuant to the Company’s 2003 Long-Term Incentive Plan, as amended (the “Plan”). The Award is subject to the terms and conditions set forth below and in the Plan, which is a part of this Notice of Restricted Share Award (this “Notice”). To the extent that there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall govern, except as specifically set forth herein. Any term not defined herein shall have the meaning assigned to such term in the Plan.
1.Target Number of Restricted Stock Units (RSUs): [_____], where 1 RSU is equal to the right to receive [__] Share[s] (“Target RSUs”).
2.    Vesting and Forfeiture: The Award shall represent the right to receive, as soon as practicable following the third anniversary of the Grant Date (the “Vesting Date”), a number of Shares equal to a multiple of the Target RSUs (as set forth above), as determined in accordance with Exhibit A. [[____] percent ([__]%) of the Award shall be eligible to be earned based on Company’s total shareholder return (the “TSR Stock Award”) and [__]% of the Award shall be eligible to be earned based on Company return on invested capital (the “ROIC Stock Award”), in each case, as described on Exhibit A and, except as provided in Section 7.03 of the Plan or otherwise provided herein, provided that the Participant is employed by the Company through the Vesting Date.] Any portion of the Award that could have been earned in accordance with the provisions of Exhibit A that is not earned as of the Vesting Date shall be immediately forfeited on the Vesting Date.
Notwithstanding the foregoing, all Shares shall vest and be awarded in full at target performance levels to the Participant prior to the Vesting Date upon (i) a Change of Control, to the extent provided below; (ii) the Participant’s death or Permanent Disability; (iii) a termination of the Participant’s employment by the Company without Cause (as defined in the Participant’s Employment Agreement) or (iv) a termination of the Participant’s employment by the Participant with Good Reason (as defined in the Participant’s Employment Agreement).

3.    Issuance of Shares: Within two (2) business days following the vesting of the Award or portion of such Award, the Company shall issue to the Participant Shares in respect of such vested Award in accordance with the Plan (if applicable, net of any Shares withheld by the Company to satisfy tax obligations as permitted by Section 11.05 of the Plan).
4.    Change in Control: Notwithstanding anything to the contrary in the Plan or in this Notice, in the event of a Change in Control (as defined in the Plan), any unvested Awards granted pursuant to this Agreement shall vest as follows:
a)    With respect to each unvested Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of the Participant’s employment or service during the 24-month period following such Change in Control (i) without Cause or (ii) by the Participant for Good Reason, such Award shall become fully vested and exercisable as of such termination of employment and any performance conditions imposed with respect to Awards shall be deemed to be achieved at target performance levels.
b)    For purposes of this Section 4, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control (including vesting conditions) except as set forth in this Section 4 and except that the Award instead confers the right to receive publicly traded equity securities of the acquiring entity or the ultimate parent company which results from the Change in Control.
c)    With respect to each unvested Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, such Award shall become fully vested and exercisable and any performance conditions imposed with respect to Awards shall be deemed to be achieved at target performance levels.
d)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Compensation Committee of the Mylan N.V. Board of Directors (the “Committee”) may, in its discretion, except as would otherwise result in adverse tax consequences under Section 409A of the United States Internal Revenue Code (the “Code”), provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per Share in the Change in Control over the purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares then outstanding under the Award.
e)    Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
5.    Employee Data Privacy:  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant also:
a)    understands that the Company Group holds certain personal information about him or her, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares, Awards or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”);
b)    understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country;
c)    that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative;
d)    authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired;
e)    understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan;
f)    understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative; and
g)    understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the

Participant’s refusal to consent or withdrawal of consent, the Participant may contact his or her local human resources representative.
6.    Limitation Of Liability: The Participant agrees that any liability of the officers, the Committee, and the Board of Directors of the Corporation to the Participant under this Notice shall be limited to those actions or failure to take actions which constitute self-dealing, willful misconduct or recklessness.
7.    Dutch Payment Obligation:  Upon the issuance of Shares, the Participant shall be obligated under Dutch law to pay to the Company the nominal value of EUR 0.01 per Share (the “Dutch Payment Obligation”).  The Company hereby grants the Participant the right to receive an equivalent payment from the Company and shall set-off the Dutch Payment Obligation against the right to such payment (resulting in a net payment of zero (0)).  The Participant’s right to a payment from the Company cannot be used for any purpose other than as described above and cannot be assigned, transferred, pledged or sold.
8.    Governing Law: The terms and conditions of this Notice shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

This Notice is executed on behalf of the Company, effective as of the date first set forth above.

[NAME] Chairman, Compensation Committee of the Mylan N.V. Board of Directors

The undersigned Participant hereby acknowledges receipt of this Notice and agrees to and accepts the terms and conditions set forth herein.

Participant:
[NAME]

EXHIBIT A

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